Exhibit 10.1

SETTLEMENT AND RESTRUCTURING AGREEMENT

AGREEMENT made as of the Effective Date by and among RAPTOR RESOURCES HOLDINGS INC., a Nevada corporation, formerly known as Lantis Laser Inc. (“RRHI”), its wholly owned subsidiary, LANTIS LASER, INC., a New Jersey corporation ( “Lantis” and, together with RRHI, the “Companies”), STANLEY B. BARON, a natural person who resides at 3967 Park Avenue, Fairfield, Connecticut (“Baron”), CRAIG B. GIMBEL, a natural person who resides at 11 Stonebridge Court, Denville, New Jersey (“Gimbel” and, together with Baron, collectively the "Employees" and individually an “Employee”), and PAX ORAL IMAGING INC., a Delaware corporation (“POII”).

WITNESSETH:

WHEREAS, Lantis is engaged in the Near Infrared Imaging Technology Business (as hereinafter defined); and

WHEREAS, POII is a Delaware corporation newly formed to conduct the Near Infrared Imaging Technology Business (as defined below) whose shareholders include Baron and Gimbel, who collectively own a majority of POII Class A Common Stock (as hereinafter defined); and

WHEREAS, Baron is party to the Baron Employment Agreement (as hereinafter defined), whereby Baron is employed as the President and Chief Executive Officer of Lantis, and Gimbel is party to the Gimbel Employment Agreement (as hereinafter defined), whereby Gimbel is employed as the Executive Vice President, Clinical Affairs of Lantis; and

WHEREAS, the Employees and the Companies have decided that the Employees will terminate their employment with and services for Lantis as of the Effective Date (as hereinafter defined) on the terms hereinafter set forth in settlement of the rights and obligations among the parties hereto.

NOW, THEREFORE, it is agreed that:

Section 1.             Definitions

(a)          “Act” shall mean the federal Securities Act of 1933, as amended from time to time.

(b)          “Baron Employment Agreement” shall mean that certain Executive Employment Agreement dated as of May 23, 2011 by and among Baron, RRHI and Lantis.

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(c)          “Baron Shares” shall mean all of the shares of RRHI Common Stock held by Baron and his family members immediately prior to Closing totaling 27,511,500 shares.

(d)          “Baron Warrants” shall mean the warrants held by Baron entitling him to purchase 8,640,000 shares of RRHI Common Stock at a price of $0.075 per share, constituting all warrants held by Baron and his family members to purchase shares of capital stock of the Companies.

(e)           “Closing” shall mean the closing of the transactions contemplated in this Agreement on the Closing Date upon satisfaction or waiver of all of the conditions of Closing set forth in Section 5 below.

(f)          “Closing Date” shall mean the date on which the Closing occurs.

(g)           “Effective Date” shall mean December 17, 2012.

(h)          “Gimbel Employment Agreement” shall mean that certain Executive Employment Agreement dated as of May 23, 2011 by and among Gimbel, RRHI and Lantis.

(i)          “Gimbel Shares” shall mean all of the shares of RRHI Common Stock held by Gimbel and his family members immediately prior to Closing totaling 27,511,500 shares.

(j)          “Gimbel Warrants” shall mean the warrants held by Ruth Gimbel (Gimbel’s spouse) entitling her to purchase 5,760,000 shares of RRHI Common Stock at a price of $0.075 per share, constituting all warrants held by Gimbel and his family members to purchase shares of capital stock of the Companies.

(k)          “Mabwe Stock” shall mean the common stock of Mabwe Minerals Inc. traded on the OTC under the symbol MBMI.

(l)          “Near Infrared Imaging Technology Business” shall mean the near infrared imaging technology business in which Lantis is currently engaged, which specifically consists of OCT and NIR modalities used for the early detection of oral disease, together with clinical software to capture, store and manipulate images from these modalities, particularly designed to be used in a stand-alone multi-modal platform incorporating OCT and NIR. The exact applications of OCT and NIR are as described in the patent folio included in the License Agreement with Livermore National Laboratory, Livermore, USA and the patent pending application included in the License Agreement with The Regents of the University of California.

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(m)          “RRHI Baron Debt” shall mean the indebtedness of RRHI to Baron in the current outstanding principal amount of $180,000 as reflected on the books of RRHI constituting all of the indebtedness owed by the Companies to Baron.

(n)          “RRHI Common Stock” shall mean the common stock of RRHI, par value of $.001, as authorized by RRHI as of the date hereof.

(o)          “RRHI Gimbel Debt” shall mean the indebtedness of RRHI to Gimbel in the current outstanding principal amount of $120,000 as reflected on the books of RRHI, constituting all of the indebtedness owed by the Companies to Gimbel.

(p)           “Transferred Assets” shall have the meaning ascribed thereto in Section 3(a) below.

(q)          “Warrants” shall mean the Baron Warrants and the Gimbel Warrants held in RRHI.

(r)          "Employee Loan” shall mean a loan in the current outstanding principal amount of $150,000 from Baron and Gimbel to Lantis prior to May 24, 2011.

Section 2.             Termination of Employment and Related Agreements.

(a)          Each Employee's employment with Lantis is terminated, effective as of the Effective Date, subject to compliance with the terms of this Agreement.

(b)          Lantis shall transfer to POII at Closing substantially all of its assets in accordance with and subject to the terms of Section 3 below.

(c)          At Closing the Employees shall each grant to RRHI and to TAG Minerals Inc., a wholly-owned subsidiary of RRHI, an option to redeem all, but not part, of their Warrants at a price of $0.04 per share (“Options”), exercisable simultaneously, on the terms set forth in the form of option set forth in Exhibit II attached hereto.

(d)          At Closing each Employee shall execute a general release in the form attached hereto as Exhibit III relinquishing and waiving any and all claims against the Companies, including (i) any claim for indebtedness owed by any of the Companies to such Employee, (ii) any claim for compensation and payments for benefits under the terms of his Employment Agreement, and (iii) any claim for reimbursement of expenses not previously paid, and (iv) the Employee Loan; but excluding (v) any claims or rights of each Employee arising under this Agreement.

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(e)          At Closing each Company shall execute a general release in the form attached hereto as Exhibit IV relinquishing and waiving any and all claims against both Employees and POII, including any claim for indebtedness owed to any of the Companies by either Employee; but excluding any claims arising under this Agreement.

(f)          As of the Effective Date, the Companies will not be liable to provide life, disability, medical, and health insurance for either Employee as of the Effective Date.

(g)          Except as otherwise expressly provided in this Agreement, all other benefits designated to be provided or provided to the Employees pursuant to the terms of their respective Employment Agreements or otherwise provided during the period of Employees’ employment shall terminate as of the Effective Date.

Section 3.             Transfer of Assets/ Shares

(a)          Assets to be Transferred. At Closing, the Companies shall transfer to POII all of the assets of Lantis (the “Transferred Assets”), including without limitation the following assets, free and clear of any encumbrances and liens:

(1)         Equipment, furniture and fixtures currently located at Baron’s address set forth above or at any place under Baron’s control;

(2)         Inventory and supplies of Lantis on hand on the Closing Date;

(3)         Any and all contract rights of Lantis under the contracts listed in Schedule A attached hereto and made a part hereof;

(4)         The financial books and records of Lantis;

(5)         The domain name “www.lantislaser.com”;

(6)         Any and all patents, trademarks, copyrights, trade secrets, know-how and other intellectual property of Lantis, whether or not registered, including without limitation the tradenames “Lantis” and “Lantis Laser”;

(7)         the good will of Lantis;

(8)         any software owned by Lantis; and

(9)         any inventory, prototypes or molds.

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(b)          Stock to be Relinquished. At Closing, Baron shall relinquish and transfer back to RRHI the Baron Shares and Gimbel shall relinquish and transfer back to RRHI the Gimbel Shares. Baron and Gimbel shall each deliver a stock power transferring said Baron and Gimbel Shares.

(c)          Mabwe Stock. At Closing, the Employees shall be issued three million (3,000,000) shares of Mabwe Stock to be divided as follows: Baron 1,700,000 shares and Gimbel 1,300,000 shares.

(d)          No Assumption of Liabilities. POII shall not assume any liabilities, obligations or expenses, including without limitation any liabilities for city, state or federal taxes, of the Companies in connection with or in any way arising out of the conduct of the Near Infrared Imaging Technology Business, except as set forth in Schedule B attached hereto.

Section 4.             Closing.

(a)          The closing shall take place at the offices of Fox Rothschild LLP, 100 Park Avenue, New York, NY, on December 17, 2012 at 10:00 a.m. or as otherwise agreed by the parties.

(b)          The following documents shall be delivered at Closing by the Companies:

(1)         A bill of sale transferring to POII the Transferred Assets in the form attached hereto as Exhibit V, together with such other instruments necessary to effectuate a transfer of any of the Transferred Assets;

(2)         Evidence that the execution, delivery and consummation of the transactions contemplated by this Agreement have been duly authorized by the Board of Directors of RRHI and the Board of Directors of Lantis;

(3)         Evidence that the execution, delivery and consummation of the transactions contemplated by this Agreement have been duly authorized by the sole shareholder of Lantis;

(4)         The general release referred to in Section 2(e) above;

(5)         The stock certificates representing shares of Mabwe Stock being issued to Baron and Gimbel under Section 3(c) above and evidence that the issuance of the Mabwe Stock has been duly authorized by the board of directors of Mabwe.

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(6)         Any other instruments, documents and agreements reasonably required by the Employees to consummate the Closing consistent with the terms of this Agreement.

(c)          The following documents shall be delivered at Closing by the Employees:

(1)         The resignation of each Employee as an officer and director of Lantis as of the end of business on the Effective Date;

(2)         The option referred to in Section 2(c) above;

(3)         The general release referred to in Section 2(f) above;

(4)         The stock powers representing the Baron Shares and the Gimbel Shares being transferred to RRHI under Section 3(b) above; and

(5)         Any other instruments, documents and agreements reasonably required by the Companies to consummate the Closing consistent with the terms of this Agreement.

Section 5.             Conditions to Closing.

(a)          The obligation of the Companies to consummate the Closing is subject to the satisfaction of the following conditions, but compliance with or the occurrence of any such condition may be waived for all of the Companies by a writing signed by RRHI:

(1)         The representations and warranties of the Employees and POII contained in this Agreement shall be true and correct on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date.

(2)         The Employees and POII shall have performed, complied with, or satisfied all agreements, representations, warranties, and conditions required by this Agreement to be performed, complied with, or satisfied by it at or prior to the Closing Date, including without limitation the delivery of the items required to be delivered at Closing by the Employees pursuant to Section 4 above.

(3)         No action or proceeding shall be pending or threatened against the Employees at any time prior to or at the Closing Date before any court or governmental body by any person or public agency or authority seeking to restrain, enjoin, or prohibit, seeking damages or other relief in connection with, the execution and delivery of this Agreement or the transfer of the Transferred Assets hereunder.

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(4)         RRHI and Lantis shall have received approval of the execution, delivery and performance of this Agreement by their respective Boards of Directors.

(b)          The obligation of the Employees to consummate the Closing is subject to the satisfaction of the following conditions, but compliance with or the occurrence of any such condition may be waived by a writing signed by both Employees:

(1)         The representations and warranties of the Companies contained in this Agreement shall be true and correct on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date.

(2)         The Companies shall have performed, complied with, or satisfied all agreements, representations, warranties, and conditions required by this Agreement to be performed, complied with, or satisfied by it at or prior to the Closing Date, including without limitation the delivery of the items required to be delivered at Closing by the Companies pursuant to Section 4 above.

(3)         No action or proceeding shall be pending or threatened against the Companies at any time prior to or at the Closing Date before any court or governmental body by any person or public agency or authority seeking to restrain, enjoin, or prohibit, seeking damages or other relief in connection with, the execution and delivery of this Agreement or the transfer of the Transferred Assets hereunder.

Section 6.             Conduct Of Business.

(a)          Subsequent to the date of execution hereof to and including the Closing Date, the Companies shall not, except as otherwise contemplated by this Agreement, enter into any contracts, agreements, or understandings except purchase orders in the ordinary course of business, agree to any amendment or modification of any agreements described in any schedule attached hereto, change in any material way its method of transacting business, or take any other action not in the ordinary course of business or any action which might materially and adversely affect the Employees’ interests hereunder in the Near Infrared Imaging Technology Business or the Transferred Assets without the Employees’ prior written consent.

(b)          The Companies shall bear the risk of loss from fire or other casualty until consummation of this transaction.

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(c)          The Companies will give to the Employees and their counsel, accountants, and other representatives, from the date hereof to the Closing Date during normal business hours upon the request of the Employees upon reasonable notice, the right to inspect the Transferred Assets, in addition to financial statements, invoices, records, and data with respect to the Near Infrared Imaging Technology Business as the Employees shall reasonably request.

(d)          Each of the parties shall use its Reasonable Best Efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including using its Reasonable Best Efforts to insure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date and (ii) the conditions to the obligations of the other parties to consummate the transactions contemplated by this Agreement are satisfied.

Section 7.             Representations and Warranties of the Companies.

(a)          Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction stated at the beginning of this Agreement. Each Company has all requisite corporate power and authority to execute and deliver this Agreement and, to consummate the transactions contemplated hereby and thereby and to perform all the terms and conditions hereof and thereof to be performed by it. The execution and delivery of this Agreement by each Company, the performance by each Company of all the terms and conditions hereof and thereof to be performed by it and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of such Company.

(b)          This Agreement has been duly executed and delivered by each of the Companies and constitutes the valid and binding obligation of each such Company, enforceable against it in accordance with its terms..

(c)          The execution, delivery and performance of this Agreement by each of the Companies and the consummation by each Company of the transactions contemplated hereby do not and will not conflict with or result in any breach of any of the provisions of, or constitute a default under, result in a violation of, or result in the creation of any lien or encumbrance upon any assets of such Company, under the provisions of such Company’s charter or bylaws or any material indenture, mortgage, lease, loan agreement or other agreement or instrument to which such Company is bound or affected, or any law, order, judgment or decree to which such Company is subject.

(d)          Lantis has good and marketable right, title and interest in and to all of the Transferred Assets (other than personal property leased by Lantis), free and clear of all liens and encumbrances whatsoever.

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(e)          This Agreement and the execution and delivery hereof by each of the Companies, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated hereby will not: (a) conflict with, or require the consent of any third party under, any of the terms, conditions or provisions of the certificate of incorporation or bylaws of such Company; (b) violate any provision of, or require any filing, consent, authorization or approval under, any federal, state or local law or regulation applicable to or binding upon such Company; (c) conflict with, result in a breach of, constitute a default under (without regard to requirements of notice or the lapse of time or both), accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, (i) any mortgage, indenture, loan, credit agreement or other agreement or instrument evidencing indebtedness for borrowed money to which such Company is a party or by which such Company is bound or to which its properties is subject, or (ii) any lease, license, contract or other agreement or instrument to which such Company is a party or by which it is bound or to which any of its properties is subject; or (d) result in the creation or imposition of any lien or encumbrance upon the assets of such Company.

(f)          There is no action, suit, proceeding or governmental investigation or inquiry pending or, to the knowledge of each Company, threatened against each Company such or any of its properties that might delay, prevent or hinder the consummation of the transactions contemplated hereby.

(g)          All the issued and outstanding shares of Mabwe Stock been duly and validly issued and are fully paid and non-assessable, and were issued in accordance with the exemption from registration of the Securities Act and any relevant United States and state securities laws or pursuant to valid exemptions therefrom. Upon issuance of the Mabwe Stock as contemplated by this Agreement, the shares will be duly authorized, validly issued, fully paid and non-assessable shares in the capital of the Company, free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or equity pre-emptive or similar rights, and entitled to the rights therein described.

(h)          The issuance of Mabwe Stock has been duly authorized and approved by the board of directors of Mabwe. RRHI shall cause the officers of Mabwe to promptly cooperate with the transfer of the Mabwe Stock by the Employees in accordance with applicable law and Mabwe will give the Employees or its assignees all necessary assistance in depositing the stocks in a brokerage account, including Mabwe’s attorneys’ opinion letter, if requested..

(i)          No representation, warranty, or statement of any of the Companies contained in this Agreement misstates any material fact or omits to state any material fact necessary to make such representation, warranty, or statement accurate and not misleading in any material respect.

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Section 8.             Representations and Warranties of POII

(a)          POII is a corporation duly organized, validly existing and in good standing under the laws of Delaware. POII has all requisite corporate power and authority to execute and deliver this Agreement and, to consummate the transactions contemplated hereby and thereby and to perform all the terms and conditions hereof and thereof to be performed by it. The execution and delivery of this Agreement by POII, the performance by POII of all the terms and conditions hereof and thereof to be performed by it and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of POII.

(b)          This Agreement has been duly executed and delivered by POII and constitutes the valid and binding obligation of POII, enforceable against it in accordance with its terms..

(c)          There is no action, suit, proceeding or governmental investigation or inquiry pending or, to the knowledge of POII, threatened against POII or any of its properties that might delay, prevent or hinder the consummation of the transactions contemplated hereby.

(d)          No representation, warranty, or statement of POII contained in this Agreement misstates any material fact or omits to state any material fact necessary to make such representation, warranty, or statement accurate and not misleading in any material respect.

Section 9.             Representations and Warranties of the Employees

(a)          This Agreement has been duly executed and delivered by each Employee and constitutes the valid and binding obligation of such Employee, enforceable against him in accordance with its terms..

(b)          There is no action, suit, proceeding or governmental investigation or inquiry pending or, to the knowledge of each Employee, threatened against such Employee or any of his properties that might delay, prevent or hinder the consummation of the transactions contemplated hereby.

(c)          No representation, warranty, or statement of either Employee contained in this Agreement misstates any material fact or omits to state any material fact necessary to make such representation, warranty, or statement accurate and not misleading in any material respect.

Section 10.           Non-Competition Covenants.

(a)          The Companies are prohibited from using the names “Lantis” or “Lantis Laser”, or any variation thereof, for any purpose following the Closing.

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(b)          For a period of five (5) years following the Closing, none of the Companies shall engage in the Near Infrared Imaging Technology Business. The Companies agree that damages are an inadequate remedy for any breach of any of the provisions of this Section and that POII shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this non-competition provision.

Section 11.            Termination.

(a)          Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing only:

(1)         by the mutual written consent of the Employees and the Companies;

(2)         by the Employees if there is a material violation or breach by any of the Companies of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Employees at the Closing and such violation or breach has not been waived by the Employees or cured by such Company within 20 days after written notice from the Employees of such violation or breach; or

(3)         by the Companies if there has been a material violation or breach by the Employees of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Companies at the Closing and such violation or breach has not been waived by the Companies or such violation or breach is cured by the Employees within 20 days after written notice from the Companies of such violation or breach.

(b)          In the event of termination of this Agreement by any party as provided above, this Agreement will forthwith become void and there will be no liability with respect to this Agreement or the transactions contemplated herein on the part of the Employees or any Company, except for a termination pursuant to subsection (a)(2) or (a)(3) above or for willful and material breaches of any provision of this Agreement prior to the time of such termination, provided that the provisions of Sections 12 through 16, inclusive, will survive any such termination.

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Section 12.            Indemnification.

(a)          The Companies jointly and severally (hereinafter referred to in this Section as the "Indemnifying Party"), agree to and shall defend, indemnify and hold harmless POII and the Employees, whether as employees, shareholders, officers or directors of the Companies, and their respective successors, heirs, personal representatives and assigns (hereinafter referred to in this subsection and in subsections (c) and (d), as applicable, as the "Indemnified Party"), in respect to all claims, losses, damages, and expenses, including reasonable fees and disbursements of counsel (hereinafter collectively referred to as "claims"), incurred by such Indemnified Party in connection with any of the following:

(1)         all liabilities of or claims against the Indemnified Party of any nature, whether accrued, absolute, contingent or otherwise, arising after the Closing Date, with respect to the businesses of the Companies other than the Near Infrared Imaging Technology Business;

(2)         all liabilities of or claims against the Indemnified Party of any nature, whether accrued, absolute, contingent or otherwise, made by any current or former stockholder, consultant, advisor or affiliates of any of the Companies;

(3)         any breach of any of the representations, warranties, covenants, or agreements made by any Indemnifying Party in this Agreement;

(4)         any attempt by any person to cause or require an Indemnified Party to pay or discharge any debt, obligation, liability or commitment inconsistent with any such representation, warranty, covenant or agreement; and

(5)         any action, suit, proceeding, compromise, settlement, assessment or judgment arising out of or incident to any of the matters indemnified against in this subsection (a).

(b)          POII and the Employees jointly and severally (hereinafter referred to in this Section as the "Indemnifying Party"), agree to and shall indemnify and hold harmless each of the Companies, their officers and directors and their respective successors and assigns (hereinafter referred to in this subsection and in subsections (c) and (d), as applicable, as the "Indemnified Party"), in respect to all claims, losses, damages, and expenses, including reasonable fees and disbursements of counsel (hereinafter collectively referred to as "claims"), incurred by such Indemnified Party in connection with any of the following:

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(1)         all liabilities of or claims against the Indemnified Party of any nature, whether accrued, absolute, contingent or otherwise, arising after the Closing Date, with respect to the Near Infrared Imaging Technology Business and the Transferred Assets;

(2)         any breach of any of the representations, warranties, covenants, or agreements made by any Indemnifying Party in this Agreement;

(3)         any attempt by any person to cause or require an Indemnified Party to pay or discharge any debt, obligation, liability or commitment inconsistent with any such representation, warranty, covenant or agreement; and

(4)         any action, suit, proceeding, compromise, settlement, assessment or judgment arising out of or incident to any of the matters indemnified against in this subsection (b).

(c)          Whenever any claim, regardless of amount, shall arise for indemnification hereunder, the Indemnified Party shall notify the Indemnifying Party in writing by certified mail, return receipt requested, within 90 days after the Indemnified Party has actual knowledge of the facts constituting the basis of such claim. Such notice shall specify all facts known to the Indemnified Party giving rise to such indemnification right and the amount or an estimate of the amount of the liability arising therefrom. The right to indemnification hereof and the amount thereof, as set forth in such notice, shall be deemed agreed to by the Indemnifying Party unless, within 30 days after the date of such notice, the Indemnified Party is notified in writing that the Indemnifying Party (with reasonable basis therefor) disputes the right to indemnification as set forth or estimated in such notice or that the Indemnifying Party elects to defend, in the manner provided in subsection (d) below, the claim of a third party giving rise to such indemnification right. If the Indemnifying Party disputes the right to indemnification or elects to defend the claim of the third party, the same shall be deemed determined when finally determined by a court or tribunal from which no appeal is or may be taken or when the defense there to has been abandoned. If the Indemnifying Party, having given notification that it disputes the right to indemnification, does not elect to defend a claim of a third party, the Indemnified Party may take whatever action it deems appropriate, and any final action in any legal proceeding with respect to such claim shall be binding on the Indemnified Party as to the amount of such claim, but not as to the liability of the Indemnifying Party with respect to indemnification therefor.

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(d)          If the facts giving rise to any such indemnification shall involve any actual or threatened claim or demand by any third party against an Indemnified Party or any possible claim by any Indemnified Party against any third party, the Indemnifying Party shall be entitled, without prejudice to the right of the Indemnified Party to participate through counsel of its or his own choosing, to defend or prosecute such claim through counsel of its or his own choosing; provided, however, that if by reason of the claim of such third party a lien, attachment, garnishment, or execution is placed upon any of the property or assets of an Indemnified Party, the Indemnifying Party, if it or he desires to exercise its or his right to defend or prosecute such suit, shall furnish a satisfactory indemnity bond to obtain the prompt release of such lien, attachment, garnishment, or execution. The Indemnified Party shall cooperate in the defense or prosecution of such claim, but shall be entitled to be reimbursed as provided in subsection (a) or (b), as applicable, for all reasonable costs and expenses incurred by it or him in connection therewith except for the fees and disbursements of its or his own counsel in the event the Indemnifying Party has elected to defend or prosecute such claims through its or his own counsel.

Section 13.           Termination of Employment Agreements. All terms of the Employment Agreement shall terminate on the Effective Date.

Section 14.          Survival of Representations. None of the parties hereto has made any representation, warranty, or covenant not set forth herein, and this Agreement constitutes the entire binding agreement between the parties. All representations and warranties and agreements herein contained or in a separate agreement or instrument delivered pursuant hereto shall survive the Closing.

Section 15.          Benefit. This Agreement shall be binding upon and inure to the benefit of the respective heirs, legal representatives, successors and permitted assigns of the parties hereto.

Section 16.           Construction. This Agreement has been executed in the State of New York and shall be construed in accordance with the laws of the State of New York.

Section 17.          Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Section 18.          Expenses. Each party hereto will pay the expenses incurred by him, them or it under or in connection with the preparation and execution of this Agreement, including attorneys' fees and expenses of its representatives, whether or not the transactions contemplated by this Agreement are consummated.

Section 19.          Amendment. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged, or terminated orally, or in any manner other than by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge, or termination is sought.

Section 20.         Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but rather this Agreement shall be construed as though it did not contain the particular provision or provisions held to be invalid or unenforceable, and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by law.

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Section 21.           Nondisparagement. None of the parties hereto shall take any action or make any statements that is intended or reasonably can be expected to harm or impair the personal or business reputation of the other or to disparage the reputation of any party hereto or any of its officers, directors, employees or agents.

Section 22.           Legal Counsel. Each of the undersigned represents and warrants that is has been represented by its own respective separate and independent legal counsel. Fox Rothschild LLP has acted as counsel to Baron and POII.

Section 23.           Press Release. The parties shall mutually agree on a Press Release regarding the transaction contemplated herein.

[Signature Page Follows]

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IN WITNESS WHEREOF the parties hereto have duly executed this Agreement on the respective dates set forth below.

Date: ______________	Raptor Resources Holdings Inc.

By:
Name:
Title:

Date: ______________	Lantis Laser, Inc.

By:
Name:
Title:

Date: ______________
Stanley B. Baron

Date: ______________
Craig B.Gimbel

Date: ______________	Pax Oral Imaging Inc.

By:
Name:
Title:

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LIST OF SCHEDULES AND EXHIBITS

Schedule A	-	Transferred Contract Rights

Schedule B	-	Assumed Liabilities

Exhibit I	-	Certificate of Incorporation of POII

Exhibit II	-	Option

Exhibit III	-	Form of General Release in favor of the Companies

Exhibit IV	-	Form of General Release in favor of the Employees and POII

Exhibit V	-	Form of Bill of Sale

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SCHEDULE A

TRANSFERRED CONTRACT RIGHTS

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SCHEDULE B

ASSUMED LIABILITIES

None.

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EXHIBIT I

CERTIFICATE OF INCORPORATION

OF

PAX ORAL IMAGING INC.

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EXHIBIT II

OPTION

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EXHIBIT III

FORM OF GENERAL RELEASE

IN FAVOR OF THE COMPANIES

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EXHIBIT IV

FORM OF GENERAL RELEASE

IN FAVOR OF THE EMPLOYEES AND POII

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EXHIBIT V

FORM OF BILL OF SALE

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